UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

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Scott’s Liquid Gold–Inc.

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SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Be Held May 18, 2011

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), will be held at 9:00 a.m., Mountain Time, on Wednesday, May 18, 2011 at the Company’s offices, 4880 Havana Street, Denver, Colorado 80239 for the purpose of considering and acting upon the following:

(1)	The election of six directors;

(2)	An increase in the number of shares of common stock available under the Company’s 2005 Stock Incentive Plan from 1,500,000 to 3,000,000 shares; and

(3)	Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 29, 2011 are entitled to notice of and to vote at the meeting.

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on May 18, 2011 or any adjournment thereof: The Proxy Statement for the Annual Meeting, the form of proxy and the Annual Report on Form 10-K for the year ended December 31, 2010 are available at the Company’s website at www.scottsliquidgold.com under the “Company & Investor Relations” tab.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeffrey R. Hinkle

Jeffrey R. Hinkle

Corporate Secretary

Denver, Colorado

April 20, 2011

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

i

4880 Havana Street

Denver, Colorado 80239

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2011

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders to be held at 9:00 a.m., Mountain Time, on Wednesday May 18, 2011 at the Company’s offices, 4880 Havana Street, Denver, Colorado 80239, or any adjournment thereof. This Proxy Statement, the accompanying form of proxy and a copy of the Annual Report on Form 10-K for the year ended December 31, 2010 are first being mailed or given to the shareholders of the Company on or about April 22, 2011.

Any shareholder signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s Corporate Secretary, by voting in person at the meeting or by filing at the meeting a later executed proxy.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock. Each share of the Company’s common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 29, 2011, the record date for shareholders entitled to vote at the meeting, the Company had 10,898,500 shares of its $0.10 par value common stock issued and outstanding.

When a quorum is present, in the election of directors, those six nominees having the highest number of votes cast in favor of their election will be elected to the Company’s Board. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to any other matter, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for such other matters, if any, so long as a quorum is present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are the only persons known to the Company who on March 31, 2011, owned beneficially more than 5% of the Company’s common stock, its only class of outstanding voting securities:

Title of Class

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percent of Class

Mark E. Goldstein 4880 Havana Street Denver, Colorado 80239	Common Stock	2,685,578	(1)(2)	24.4%

Scott’s Liquid Gold-Inc. Employee Stock Ownership Plan 4880 Havana Street Denver, Colorado 80239	Common Stock	1,263,820	(3)	11.6%

Yorktown Avenue Capital, LLC and Boston Avenue Capital, LLC 415 South Boston, 9th Floor Tulsa, Oklahoma 74103	Common Stock	1,461,530	(4)	13.4%

Timothy Stabosz 1307 Monroe Street Laporte, IN 46350	Common Stock	541,936	(5)	5%

(1)	Includes 2,126,473 shares held by the Goldstein Family Partnership, Ltd., a limited partnership of which the general partner is the Goldstein Family Corporation and whose limited partners include Mark E. Goldstein, his children, a sister, and certain other relatives. Mr. Goldstein is the sole director and sole executive officer of the Goldstein Family Corporation, and he owns 100% of the outstanding stock of the Goldstein Family Corporation. Mr. Goldstein has the sole voting and disposition powers with respect to these shares of the Company owned by the Goldstein Family Partnership, Ltd. Also includes 94,113 shares underlying stock options granted by the Company and exercisable within 60 days, and 86,670 shares held by Mr. Goldstein’s minor children. Includes 52,600 shares held jointly by Mr. Goldstein and his spouse, and does not include 25,890 shares of the Company’s common stock owned by Mr. Goldstein’s spouse, and 500 shares underlying stock options granted on March 23, 2010 by the Company to Mr. Goldstein’s spouse as an employee and which vest over 48 months, as to which Mr. Goldstein disclaims any beneficial ownership.
(2)	Does not include 140,808 shares held by the Company’s Employee Stock Ownership Plan attributable to Mr. Goldstein’s vested interest in the Plan as of December 31, 2010.
(3)	The five-person committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. The Company’s four executive officers are members of this five-person committee.
(4)	Yorktown Avenue Capital, LLC and Boston Avenue Capital, LLC are limited liability companies managed by Value Fund Advisors, LLC. This information is based upon filings by Yorktown Avenue Capital, LLC and Boston Avenue Capital, LLC with the Securities and Exchange Commission (the “SEC”).
(5)	This information is based upon a filing by Mr. Stabosz with the SEC.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows as of March 31, 2011, the shares of the Company’s common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:

Title of Class

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Mark E. Goldstein	2,685,578	(2)(3)(4)	24.4%
Jeffrey R. Hinkle	221,303	(3)(4)(5)	2.0%
Dennis P. Passantino	153,082	(3)(4)	1.4%
Brian L. Boberick	41,620	(3)(4)	0.4%
Carl A. Bellini	94,998	(3)	0.9%
Dennis H. Field	142,823	(3)	1.3%
Jeffry B. Johnson	207,664	(3)(4)(6)	1.9%
Gerald J. Laber	58,126	(3)	0.5%
All Directors and executive officers as a Group (eight persons)	3,523,705	(3)(4)	31.1%

(1)	Beneficial owners listed have sole voting and disposition power with respect to the shares shown unless otherwise indicated.
(2)	For information regarding Mr. Goldstein’s beneficial ownership of shares, see footnote 1 under the table in “Security Ownership of Certain Beneficial Owners.”
(3)	For each named person, includes the following number of shares underlying stock options granted by the Company and exercisable within 60 days: 94,113 for Mr. Goldstein; 99,425 for Mr. Hinkle; 103,082 for Mr. Passantino; 39,620 for Mr. Boberick; 88,698 for Mr. Bellini; 139,323 for Mr. Field; 89,175 for Mr. Johnson; 58,126 for Mr. Laber; and 711,562 for directors and executive officers as a group.
(4)	Does not include shares owned by the Company’s Employee Stock Ownership Plan under which, at December 31, 2010, Mark E. Goldstein had a vested interest in 140,808 shares, Jeffrey R. Hinkle had a vested interest in 96,943 shares, Dennis P. Passantino had a vested interest in 77,081 shares, and Brian L. Boberick had a vested interest in 25,090 shares.
(5)	Of Mr. Hinkle’s shares, 121,878 shares are held in a revocable trust of which Mr. Hinkle and his spouse are co-trustees.
(6)	Of Mr. Johnson’s shares, 32,000 are held jointly by Mr. Johnson and his spouse.

There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Because of his beneficial ownership of the Company’s stock and his positions as President, Chief Executive Officer and Chairman, Mark E. Goldstein may be considered a parent (i.e., a controlling person) of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board currently consists of six directors. On April 15, 2011, Mr. Passantino resigned from the Board and the Board reduced the number of seats from seven to six following such resignation. Mr. Passantino will continue to serve as the Company’s Vice President of Operations.

Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the six nominees for director named below. If, at the time of the meeting, any of these nominees shall have become unavailable for any reason to serve as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

Name of Nominee and Position in the Company	Age		Director Since	Principal Occupation for Last Five Years
Mark E. Goldstein (Chairman of the Board, President and Chief Executive Officer)	55		1983	Chairman of the Board of the Company since February 2000, President and Chief Executive Officer of the Company since August, 1990, Vice President-Marketing of the Company from 1982 to 1990. Employed by the Company since 1978. Mr. Goldstein was selected as a director for his extensive experience in management, marketing, sales, consumer products and other aspects of the Company’s business.

Jeffrey R. Hinkle (Vice President – Marketing and Sales and Corporate Secretary)		57	2000	Vice President-Marketing and Sales of the Company since February 2000. Vice President of Marketing and Sales for the Company’s subsidiaries from November 1992 to 2000. Employed by the Company since 1981. Mr. Hinkle was selected as a director for his in-depth knowledge of consumer products, the marketplace for the Company’s products, the Company’s sales force, international suppliers of distributed products and customers. Mr. Hinkle was selected as a director for his extensive experience in marketing, sales and management.

Carl A. Bellini		77	2000	Management Consultant since 1997. From 1987 to 1997, Executive Vice President and Chief Operating Officer of Revco D.S., Inc. (a large drug store chain). Mr. Bellini was selected as a director for his extensive experience in management, retail sales, marketing and strategic planning.

Dennis H. Field		78	1991	Management Consultant since 1990. From 1984 to 1990, Executive Vice President/General Manager, Faberge USA, Inc. (mass market health and beauty aids). Mr. Field was selected as a director for his extensive experience in marketing and sales of consumer products, including cosmetic and skin care products, and strategic planning.

Jeffry B. Johnson		65	2000	Retired. Formerly Treasurer and Chief Financial Officer of the Company from November 2000 to January 2009. From 1981 to 2000, Controller of the Company. Employed by the Company since 1976. Mr. Johnson was selected as a director for his extensive knowledge of the Company’s finances and experience in management and financial matters.

Gerald J. Laber, CPA		67	2004	President, The Catholic Foundation for the Roman Catholic Church in Northern Colorado since January

2008. Investor and community volunteer since 2000. From 1980 to 2000 partner with Arthur Andersen L.L.P. Currently a director, chair of the audit committee and member of the finance, compensation and nominating and governance committee of Smart Balance, Inc. (a manufacturer and distributor of heart-healthy food products); currently a director, member of the compensation committee and chair of the audit committee of Allied Motion Technologies; currently a director of three companies (Centennial Specialty Foods Corporation, HealtheTech, Inc. and Qualmark Corporation) which were public reporting companies while Mr. Laber served as a director and which ceased being public reporting companies during the past five years. Formerly, during the past five years, a director and chair of the audit committee of Spectralink Corporation until it was acquired in March 2007 and a director and chair of audit committee of Applied Films Corporation until it was acquired in July 2007. Mr. Laber was selected as a director for his extensive experience in accounting, financial matters and strategic planning and his ability to serve as an audit committee financial expert.

All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board are shown below under “Directors’ Meetings and Committees.”

There are no family relationships among the executive officers or directors of the Company. There are no arrangements or understandings pursuant to which any of these persons were elected as an executive officer or director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is actively involved in assessing and managing risks that could affect the Company. Part of the Board's role is to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the primary risks of the Company’s business, and the implementation by management of appropriate systems to deal with such risks. The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors. When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.

Mr. Goldstein serves as both the Chairman of the Board and the Chief Executive Officer of the Company. The Company believes this is appropriate in light of Mr. Goldstein’s significant experience and leadership roles with the Company, and his in-depth knowledge of consumer products and the Company’s management, marketplace, customers, marketing, sales and strategic vision.

EXECUTIVE OFFICERS

The Company has four executive officers. They are Mr. Goldstein, Mr. Hinkle, Mr. Passantino and Brian L. Boberick. Information regarding Mr. Goldstein and Mr. Hinkle is stated above under “Nominees.” Information concerning Mr. Passantino and Mr. Boberick is as follows:

Mr. Passantino, 55, has been employed by the Company since 1981. He has been Vice President – Operations of the Company since November 2002 and Corporate Secretary from 2002 until 2011. From 1991 to 2002, he served as Operations Manager of the Company.

Mr. Boberick, 55, a certified public accountant, has been the Chief Financial Officer and Treasurer of the Company since his election to these positions by the Board on February 24, 2009. Mr. Boberick was formerly Controller/Credit Manager of the Company since October 2000. While Controller/Credit Manager, he was involved in, among other things, the daily operations of the finance department, preparation of annual and quarterly reports to the SEC, and the Company’s relationships with lenders and others. Prior to joining the Company, Mr. Boberick was a controller at a sports marketing company, held finance positions at two other companies and was a senior auditor at an accounting firm.

The officers of the Company are elected annually at the first meeting of the Company’s Board held after each annual meeting of shareholders and serve at the pleasure of the Board.

DIRECTORS’ MEETINGS AND COMMITTEES

During the year ended December 31, 2010, the Company had four Board meetings plus two actions by unanimous written consent. The Company’s Board has both a Compensation Committee and an Audit Committee. The Company does not have a nominating committee. No member of the Board attended fewer than 75% of the meetings of the Board or of committees for which such member served during 2010.

Compensation Committee

The primary responsibilities of the Compensation Committee include, without limitation, reviewing the development of a compensation philosophy for the Company, reviewing the compensation packages for executive officers and engaging and overseeing compensation consultants and advisers. The Compensation Committee may not delegate its authority. The Compensation Committee operates under resolutions adopted by the Board of Directors that may constitute a charter, a copy of which is attached hereto as Appendix B. Current members of the Compensation Committee are Dennis H. Field (Chairperson), Carl A. Bellini, and Gerald J. Laber, each of whom is an independent director as defined under the NASDAQ rules. The Compensation Committee had one meeting during 2010.

In making decisions regarding executive compensation, the Compensation Committee requests the comments of the Chief Executive Officer and the other executive officers about their compensation and considers a number of factors. In determining the executive compensation in 2009 and 2010, the Committee considered, among other things, the following matters:

Overview

•	The objectives of the Company’s compensation program;

•	What the compensation program is designed to reward;

•	Each element of the compensation;

•	How the Company determines the amount (and, where applicable, the formula) for each element; and

•	How each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

Specific Factors

•	Services performed and time devoted to the Company by the executive;

•	Amounts paid to executives in comparable companies;

•	The size and complexities of the Company’s business;

•	Successes achieved by the executive;

•	The executive’s abilities;

•	The executive’s tenure;

•	The Company’s financial results;

•	Prevailing economic conditions;

•	Compensation paid to other employees of the Company; and

•	The amount previously paid to the executive.

The Compensation Committee had previously determined that an outside consultant on compensation matters should be used periodically to provide information about the compensation paid to the Company’s executive officers compared to compensation paid by other companies. Most recently, the Compensation Committee engaged The Hay Group in 2004 to provide this type of market analysis. The report from The Hay Group compared each element of the Company’s base salary, total cash compensation and total direct compensation for the executive officers to The Hay Group’s all company executive compensation survey and to a peer group of 14 companies in the consumer products and specialty chemical industries. This report showed, among other things, that the aggregate actual total direct compensation levels for the Company’s executive officers fell between the 25th and 50th percentile levels of the peer group market, with the Chief Executive Officer’s actual total direct compensation levels below the median of such market by approximately 20% to 25%. The Compensation Committee has engaged an independent compensation expert to assist the Compensation Committee in evaluating the Company’s current compensation programs and policies. The Company anticipates having the results of this compensation analysis in the third quarter of the year. To the extent such evaluation leads to changes in compensation, the Company will make any required disclosures in current or periodic reports it files with the SEC.

The Compensation Committee also determines the fees paid to the non-employee directors. The fees for the non-employee directors result from discussions between the executive officers and each of the non-employee directors as to a reasonable amount.

Audit Committee

The Audit Committee’s primary responsibilities include appointing the independent auditor for the Company, pre-approving all audit and non-audit services, and assisting the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications, independence and performance and the Company’s compliance with legal requirements. The Audit Committee operates under a written charter adopted by the Board, a copy of which has been filed with the SEC and is available at the Company’s website at www.scottsliquidgold.com. The current members of the Audit Committee are Gerald J. Laber (Chairperson), Carl A. Bellini and Dennis H. Field. Each member of the Audit Committee is an independent director as defined in the NASDAQ rules. Mr. Laber has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the SEC. The Audit Committee had four meetings during 2010.

NOMINATION PROCESS

The Board of the Company does not have a nominating committee. The full Board performs the functions of a nominating committee. The Board believes that it does not need a separate nominating committee because the full Board is relatively small, has the time to perform the functions of selecting Board nominees and in the past has acted unanimously in regard to nominees.

In considering an incumbent director whose term of office is to expire, the Board reviews the director’s overall service during the person’s term, the number of meetings attended, level of participation and quality of performance. In the case of new directors, the directors on the Board are asked for suggestions as to potential candidates, discuss any candidates suggested by a shareholder of the Company and apply the criteria stated below. The Company may engage a professional search firm to locate nominees for the position of director of the Company. However, to date the Board has not engaged professional search firms for this purpose. A selection of a nominee by the Board requires a majority vote of the Company’s directors. The Board consists of six members of which Carl A. Bellini, Dennis H. Field, and Gerald J. Laber are independent as defined under NASDAQ rules.

The Board seeks candidates for nomination to the position of director who have excellent decision-making ability, business experience, particularly those relevant to consumer products, personal integrity and a high reputation, diverse backgrounds and who meet such other criteria as may be set forth in a writing adopted by a majority vote of the Board.

During 2011, the Board is undertaking a search for a qualified, independent director. The Board’s preference is to nominate a candidate who has experience and expertise in consumer products marketing, advertising, branding and sales. While it is not a requirement for the Company, the goal of the Board is to have a majority of its members meet the independence requirements under the NASDAQ rules in the near term.

Pursuant to a policy adopted by the Board, the directors will take into consideration a director nominee submitted to the Company by a shareholder; provided that the shareholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a shareholder proposal to be included in the Company’s Proxy Statement for the applicable annual meeting as set forth in rules of the SEC then in effect. See “Shareholder Proposals” below.

DIRECTOR ATTENDANCE AT COMPANY ANNUAL MEETINGS

The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders. The Company has always encouraged its directors to attend its annual meeting. In 2009, the year of our last annual meeting, all directors attended the Company’s annual meeting of shareholders.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Historically, the Company has not had a formal process for shareholder communications with the Board. The Company does not believe a formal process for handling shareholder communications is necessary because the Board reviews and considers all material communications from shareholders.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics that reflects long-standing positions of the Company and contains additional provisions that address the Company’s expectations relating to ethical business conduct. The Code applies to all employees, including executive officers, and to directors. The Code concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, trading restrictions imposed on persons who are aware of material non-public information, a prohibition on taking corporate opportunities, competing fairly and honestly, diversity as an asset, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A copy of the Code of Business Conduct and Ethics may be obtained upon request to: Corporate Secretary, Scott’s Liquid Gold–Inc., 4880 Havana Street, Denver, Colorado 80239. The Code is also available at the Company’s website.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows the annual and other compensation of the Chief Executive Officer and all other executive officers of the Company at December 31, 2010, for services in all capacities provided to the Company and its subsidiaries for the past two years. The Company's compensation packages to the executive officers, as determined by the Compensation Committee, are designed to enable the Company to recruit, retain and motivate a talented and diverse group of people who contribute to the Company’s success. The packages are also intended to synchronize executive compensation with the Company's performance, motivate executive officers to achieve the Company’s business objectives, provide performance incentives and minimize undue risk to the Company. The Company's Chief Executive Officer provides input on determining and recommending compensation packages of the executive officers other than himself.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $	Option awards $(3)	Non-equity incentive plan compensation $	Non-qualified deferred compensation earnings $	All Other Compensation ($)(4)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Mark E. Goldstein Chairman of the Board, President and Chief Executive Officer	2010 2009	342,000 342,000			23,914			56,614 66,706	422,528 408,706

Jeffrey R. Hinkle Vice President – Marketing and Sales	2010 2009	192,375 192,375			24,448			14,129 11,969	230,952 204,344

Dennis P. Passantino Vice President – Operations and Corporate Secretary	2010 2009	165,375 165,375			17,563			25,029 25,640	207,967 191,015

Brian L. Boberick Controller until February 2009; Treasurer and Chief Financial Officer commencing on February 24, 2009	2010 2009	135,000 130,708			3,804 3,511			27,494 23,588	166,298 157,807

(1)	September 2008 through the date of this Proxy Statement, the Company, as a cost cutting measure, reduced the base salary of each of Mr. Goldstein and Mr. Hinkle, with their consents, by 5%. Prior to that, in September 2006, the base salary of each of Mr. Goldstein and Mr. Hinkle was reduced by 10%, for an aggregate reduction through the date of this Proxy Statement of 15%.
(2)	The Company had a bonus plan for its executive officers for the year 2010. The plan provided that an amount would be distributed to the Company's executive officers equal to 10% of the annual before tax profit exceeding $1 million, excluding items that are infrequent, unusual, or extraordinary. Such amount for 2010 would have been divided among the Company's executive officers as follows: President, 31%, Vice President-Marketing and Sales, 25%, Treasurer, 22%, and Vice President – Operations, 22%. In no event would a bonus have been paid unless pre-tax profits, excluding the above-mentioned items, exceeded $1,000,000 for the fiscal year, nor would any bonus have been paid on the first $1,000,000 of pre-tax earnings, excluding the above-mentioned items. After receiving the recommendation of the Compensation Committee, the Board has adopted substantially the same plan for 2011.
(3)	Amounts shown in the column “Option Awards” are the aggregate grant date fair value of stock options granted in 2010 and 2009, computed in accordance with ASC 718. For information on the valuation assumptions for the stock options, please refer to Note 1(n) of the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the SEC on March 29, 2011, a copy of which accompanies this Proxy Statement. These amounts do not necessarily correspond to the actual value that may be recognized by the executive officers in the future.

(4)	The dollar amount of All Other Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. All Other Compensation in the table above for 2010 and 2009 is comprised of the following:

	Mark E. Goldstein		Jeffrey R. Hinkle
	2010	2009	2010	2009
Automobile lease/allowance (a)	$9,081	$12,961	$—	$—
Income taxes on automobile lease/allowance (a)	6,890	9,832	—	—
Other automobile expenses	953	1,810	1,012	668
Memberships	16,884	16,882	—	—
Life insurance	4,716	4,716	1,814	1,814
Income taxes on life insurance	3,578	3,578	1,280	1,280
Medical plan (b)	5,421	8,288	3,814	2,354
Disability insurance	4,672	4,672	4,987	4,987
ESOP (c)	1,545	1,094	1,222	866
Other	2,874	2,873	—	—

Total other compensation	$56,614	$66,706	$14,129	$11,969

	Dennis P. Passantino		Brian L. Boberick
	2010	2009	2010	2009
Automobile lease/allowance (a)	$6,066	$7,341	$6,000	$5,125
Income taxes on automobile lease/allowance (a)	4,274	5,165	4,225	3,608
Other automobile expenses	858	477	401	757
Memberships	—	—	—	—
Life insurance	1,245	1,245	2,719	4,065
Income taxes on life insurance	876	875	1,915	2,862
Medical plan (b)	8,269	6,644	8,991	5,305
Disability insurance	2,365	3,127	2,314	1,228
ESOP (c)	1,076	766	929	638
Other	—	—	—	—

Total other compensation	$25,029	$25,640	$27,494	$23,588

(a)	The Company provides funds needed, plus an amount to pay resulting income taxes, to each executive officer for the lease or allowance for the use of an automobile. In the case of Mr. Passantino, the amount shown for 2010 and 2009 represents the lease value, and income tax on that value, for his use in 2010 and 2009 of a vehicle leased by the Company. In the third quarter of 2009, under this policy, Mr. Goldstein leased a vehicle for use by Mr. Goldstein. Mr. Goldstein had previously not purchased or leased an automobile under this policy since 2000. In the case of Mr. Boberick, the amount shown for 2010 and 2009 represents an allowance for use of his personally-owned vehicle.
(b)	In addition to group life, health, hospitalization and medical reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company's executive officers.
(c)	ESOP compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan and Trust Agreement ("ESOP"). The Company may contribute annually to the ESOP cash or common stock which, in combination with any employer contribution made to the 401(k) Plan, cannot exceed 25% of all participants' total compensation (the maximum amount currently deductible under tax laws). The Board determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant's account bears to the total value of Trust assets.

STOCK PLANS

Executive officers and non-employee directors of the Company are eligible to receive stock awards under the Company’s 2005 Stock Incentive Plan as amended, which expires on March 31, 2015. The number of shares available under the 2005 Plan is 1,500,000 shares of common stock; however, under Proposal 2 of this Proxy Statement, shareholders are being asked to approve of an increase in the number of available shares to a total of 3,000,000. The 2005 Plan provides for the issuance of stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restricted stock or restricted stock units. To date, the Company has only granted stock options under its plans. Eligible persons under the 2005 Plan are full-time and part-time employees, non-employee directors and consultants. Under the 2005 Plan, stock awards vest upon a change in control. All options granted in or prior to 2006 were 100% vested on the date of grant. Options granted after 2006 including those granted to date in 2011 vest 1/48 of the shares subject to the options each month after the date of grant and upon a change in control. The Company’s 1998 Stock Option Plan expired on November 8, 2008 and had covered 1,100,000 shares of common stock. Options under the 1998 Plan remain outstanding. The terms of the 1998 Plan are similar to those of the 2005 Plan.

Option Grants in 2009

On February 24, 2009, the Company’s Board granted five-year options, effective February 26, 2009, for a total of 90,000 shares of common stock to an executive officer and certain non-employee directors at an exercise price of $0.17 per share (the closing market price on February 26, 2009). The number of shares subject to these options were 30,000 for Mr. Laber, 30,000 for Mr. Boberick and 30,000 for Mr. Bellini. On August 11, 2009, the Company’s Board granted a five-year option, effective on that date, for a total of 3,000 shares of common stock to Mr. Boberick at an exercise price of $0.25 per share (the closing market price on August 11, 2009). These options vest at 1/48 per month from the date of grant or upon a change in control as indicated above.

Option Grants in 2010

On May 13, 2010, the Company’s Board granted five-year options, effective on that date, for a total of 357,000 shares of common stock to the four executive officers and two non-employee directors at an exercise price of $0.22 per share (the closing market price on May 13, 2010), except in the case of Mr. Goldstein whose options have an exercise price of $0.24, representing 110% of the closing market price. The number of shares subject to these options were 80,000 each for Mr. Goldstein, Mr. Hinkle, Mr. Passantino and Mr. Johnson, 30,000 for Mr. Bellini and 7,000 for Mr. Boberick. On August 10, 2010, the Company’s Board granted five-year options, effective on that date, for a total of 265,000 shares of common stock to three executive officers and the four non-employee directors at an exercise price of $0.23 per share (the closing market price on August 10, 2010), except in the case of Mr. Goldstein whose options have an exercise price of $0.25, representing 110% of the closing market price. The number of shares subject to these options were 50,000 each for Mr. Goldstein, Mr. Hinkle and Mr. Johnson, 5,000 for Mr. Passantino, 55,000 for Mr. Belini, 25,000 for Mr. Field and 30,000 for Mr. Laber. On November 10, 2010, the Company’s Board granted five-year options, effective December 14, 2010, for a total of 122,000 shares of common stock to the four executive officers and two non-employee directors at an exercise price of $0.20 per share (the closing market price on December 14, 2010), except in the case of Mr. Goldstein whose options have an exercise price of $0.22, representing 110% of the closing market price. The number of shares subject to these options were 18,400 each for Mr. Goldstein, Mr. Hinkle, Mr. Passantino, Mr. Boberick and Mr. Johnson, and 30,000 for Mr. Laber. These options vest at 1/48 per month from the date of grant or upon a change in control as indicated above.

The following table summarizes information with respect to each person’s outstanding stock options at December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
	Option Awards						Stock Awards
Name (a)	Number of securities underlying unexercised options # Exercisable (b)		Number of securities underlying unexercised options # Unexercisable (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options # (d)	Option exercise price $ (e)	Option expiration date (f)	Number of shares or units of stock that have not vested # (g)	Market value of shares or units of stock that have not vested $ (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested # (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested $ (j)
Mark E. Goldstein	15,525	(1)	675	—	0.90	Feb. 26, 2012	—	—	—	—
	36,719	(4)	33,781	—	0.19	Nov. 27, 2013	—	—	—	—
	12,500	(7)	67,500	—	0.24	May 12, 2015	—	—	—	—
	4,688	(8)	45,312	—	0.25	Aug. 9, 2015	—	—	—	—
	192	(9)	18,208	—	0.22	Dec. 13, 2015	—	—	—	—
Jeffrey R. Hinkle	15,525	(1)	675	—	0.82	Feb. 26, 2012	—	—	—	—
	41,146	(4)	37,854	—	0.17	Nov. 27, 2013	—	—	—	—
	12,500	(7)	67,500	—	0.22	May 12, 2015	—	—	—	—
	4,688	(8)	45,312	—	0.23	Aug. 9, 2015	—	—	—	—
	192	(9)	18,208	—	0.20	Dec. 13, 2015	—	—	—	—
Dennis P. Passantino	25,108	(1)	1,092	—	0.82	Feb. 26, 2012	—	—	—	—
	40,375	(3)	16,625	—	0.55	Feb. 25, 2013	—	—	—	—
	4,167	(4)	3,833	—	0.17	Nov. 27, 2013	—	—	—	—
	12,500	(7)	67,500	—	0.22	May 12, 2015	—	—	—	—
	469	(8)	4,531	—	0.23	Aug. 9, 2015	—	—	—	—
	192	(9)	18,208	—	0.20	Dec. 13, 2015	—	—	—	—
Brian L. Boberick	7,083	(1)	2,917	—	0.82	Feb 26, 2012	—	—	—	—
	1,750	(2)	1,250	—	0.82	Sep. 3, 2012	—	—	—	—
	2,292	(3)	2,708	—	0.55	Feb. 25, 2013	—	—	—	—
	6,250	(5)	23,750	—	0.17	Feb. 23, 2014	—	—	—	—
	250	(6)	2,750	—	0.25	Aug. 10, 2014	—	—	—	—
	1094	(7)	5,906	—	0.22	May 12, 2015	—	—	—	—
	192	(9)	18,208	—	0.20	Dec. 13, 2015	—	—	—	—

(1)	These options were granted on February 27, 2007 and vest 1/ 48 per month from date of grant.

(2)	These options were granted on September 4, 2007 and vest 1/ 48 per month from date of grant.

(3)	These options were granted on February 26, 2008 and vest 1/ 48 per month from date of grant.

(4)	These options were granted on November 28, 2008 and vest 1/ 48 per month from date of grant.

(5)	These options were granted on February 24, 2009 and vest 1/ 48 per month from date of grant.

(6)	These options were granted on August 11, 2009 and vest 1/ 48 per month from date of grant.

(7)	These options were granted on May 13, 2010 and vest 1/ 48 per month from date of grant.

(8)	These options were granted on August 10, 2010 and vest 1/ 48 per month from date of grant.

(9)	These options were granted on December 14, 2010 and vest 1/ 48 per month from date of grant.

COMPENSATION OF DIRECTORS

Three directors are full-time executive officers of the Company and receive no additional compensation for service as a director. Carl A. Bellini, Dennis H. Field, and Gerald J. Laber were in 2009 and are currently non-employee directors. Mr. Johnson was an executive officer until January 29, 2009 and is currently a non-employee director. The Company paid $2,250 per month (through November 30, 2009) to each non-employee director for his services as director. Beginning December 2009, compensation paid per month to Messrs. Bellini, Field, and Johnson was reduced to $1,125 per month, while Mr. Laber’s compensation was reduced to $1,250 per month. The following table shows the annual and other compensation of the non-employee directors at December 31, 2010 for services to the Company for 2010.

DIRECTOR COMPENSATION FOR 2010
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($ ) (j)
Carl A. Bellini	13,500	—	13,763	—	—	—	27,263
Dennis H. Field	13,500	—	3,824	—	—	—	17,324
Gerald J. Laber	15,000	—	8,753	—	—	—	23,753
Jeffry B. Johnson	13,500	—	24,469	—	—	—	37,969

(1)	Amounts shown in the column “Option Awards” are the aggregate grant date fair value of stock options granted in 2010, computed in accordance with ASC 718. For information on the valuation assumptions for the stock options, please refer to Note 1(n) of the Company’s Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 29, 2011, a copy of which accompanies this Proxy Statement. These amounts do not necessarily correspond to the actual value that may be recognized by the directors in the future.

The following table summarizes information with respect to each non-employee director’s outstanding stock options at December 31, 2010:

	Outstanding Options at December 31, 2010
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable	Option Exercise Price $	Option Expiration Date
Carl A. Bellini	47,917	(1)	2,083	0.82	Feb. 26, 2012
	13,750	(4)	16,250	0.17	Feb. 23, 2014
	4,688	(5)	25,312	0.22	May 12, 2015
	5,156	(6)	49,844	0.23	Aug. 9, 2015
Dennis H. Field	95,833	(1)	4,167	0.82	Feb. 26, 2012
	23,438	(2)	21,562	0.17	Nov. 27, 2013
	2,344	(6)	22,656	0.23	Aug. 9, 2015
Gerald J. Laber	28,750	(1)	1,250	0.82	Feb. 26, 2012
	13,750	(4)	16,250	0.17	Feb. 23, 2014
	2,813	(6)	27,187	0.23	Aug. 9, 2015
	313	(7)	29,687	0.20	Dec. 13, 2015
Jeffry B. Johnson	15,525	(1)	675	0.82	Feb. 26, 2011
	29,750	(3)	12,250	0.55	Feb. 25, 2013
	4,167	(4)	3,833	0.17	Nov. 27, 2013
	12,500	(5)	67,500	0.22	May 12, 2015
	4,688	(6)	45,312	0.23	Aug. 9, 2015
	192	(7)	18,208	0.20	Dec. 31, 2015

(1)	These options were granted on February 27, 2007 and vest 1/ 48 per month from the date of grant.

(2)	These options were granted on November 28, 2008 and vest 1/ 48 per month from the date of grant.

(3)	These options were granted on February 26, 2008 and vest 1/ 48 per month from the date of grant.

(4)	These options were granted on February 24, 2009 and vest 1/ 48 per month from the date of grant.

(5)	These options were granted on May 13, 2010 and vest 1/ 48 per month from the date of grant.

(6)	These options were granted on August 10, 2010 and vest 1/ 48 per month from the date of grant.

(7)	These options were granted on December 14, 2010 and vest 1/ 48 per month from the date of grant.

PROPOSAL 2: AMENDMENT TO STOCK INCENTIVE PLAN

Amendment

The Company’s Board amended on March 16, 2011, the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) to increase the number of shares of common stock available under the 2005 Plan by 1,500,000 shares of common stock, for a total authorized number of 3,000,000 shares. The amendment increasing the number of shares under the 2005 Plan is subject to approval of the Company’s shareholders and is included as Appendix A hereto. The effective date of the amendment will be the date of shareholder approval.

Prior to the amendment, 1,500,000 shares have been available under the 2005 Plan. After the amendment, the total number of shares available under the 2005 Plan will be 3,000,000 shares. The reasons for the amendment to the 2005 Plan include:

•

The Company’s Board believes that the Company must have available and grant options to employees in order to retain employees in a competitive environment, particularly employees who are subject to the Company’s salary and wage freeze.

•	The 2005 Plan is the only stock plan of the Company’s under which grants may be made.

•

The increase in options is intended in part to replace options which expire, without being exercised, under the Company’s 1997 Stock Option Plan and 1998 Stock Option Plan. See “Shares Under All Plans as of March 31, 2011” below. Stock options issued under the 1997 and 1998 Plans remain outstanding after the expiration of those Plans and continue for the term of the options, which has typically been five years from the date of grant. The amendment will subtract from the total number of shares available under the 2005 Plan the number of shares which are actually issued under the 1997 and 1998 Plans.

•	Options reward persons who have stayed with the Company.

•	Options provide an incentive on the part of officers and other employees, as well as directors, to improve the Company’s performance.

•	The grant of options aligns the goals of the optionees with those of the shareholders.

•	The options provide to directors and executive officers a meaningful stake in the Company.

Shares Under All Plans As of March 31, 2011

The Company currently has outstanding options under three stock option plans. They are the 1997 Stock Option Plan (for which the executive officers and directors are ineligible), the 1998 Stock Option Plan and the 2005 Plan. The number of shares available under the Plans are shown in the following table:

	2005 Plan(3)

	1997 Plan	1998 Plan	With Amendment		Total

Shares authorized for future issuances	—	—	3,000,000	(1)(2)	3,000,000	(1)(2)

Shares subject to outstanding options	240,500	296,900	1,396,150		1,933,550

Shares previously issued upon exercise of options	—	22,000	3,500		25,500

Shares available for option grants			1,600,350		1,040,950	(2)

(1)	Includes 1,500,000 shares added by the amendment being submitted to the shareholders for approval.

(2)	The number of shares under the 2005 Plan is decreased by options exercised under the 1997 and 1998 Plans after May 6, 2008.

(3)	Expires on March 31, 2015.

Significant features of the 2005 Plan are summarized below, as currently in effect and as the 2005 Plan will be in effect after the amendment which solely increases the number of shares available for awards. This summary is qualified in its entirety by reference to the full text of the 2005 Plan which is available from the Company and is an exhibit to filings with the SEC.

General

In March, 2005, the Company’s Board adopted the 2005 Plan, subject to approval and ratification by shareholders. The shareholders approved the 2005 Plan in May 2005. The shareholders approved an amendment to increase the number of shares available under the 2005 Plan from 900,000 to 1,500,000 on May 6, 2008.

The 2005 Plan provides that the 2005 Plan administrator may issue stock awards consisting of incentive and non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. The 2005 Plan administrator may grant one or more of these types of awards. The Board will administer the 2005 Plan unless the Board delegates the administration of the 2005 Plan to a committee, which will be appointed by and serve at the pleasure of the Board. The 2005 Plan administrator determines and designates from time to time (a) those eligible persons to whom awards are granted, (b) the size, form, terms (including vesting, if any) and conditions of awards under the 2005 Plan and (c) rules with respect to the administration of the 2005 Plan. The 2005 Plan administrator may at any time cancel an award, whether vested or unvested, if the participant engages in conduct that the 2005 Plan administrator determines to be detrimental to the best interest of the Company, including failure to comply with policies or procedures of the Company.

Shares Subject to 2005 Plan; Limitations

The aggregate number of shares of Common Stock that may be issued under awards granted pursuant to the 2005 Plan will be 3,000,000 shares of the Company’s common stock, less the number of shares issued as a result of the exercise of options under the 1997 and 1998 Plans, after May 6, 2008. If there is a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other event described under the terms of the 2005 Plan, the administrator will make appropriate adjustments to the total number of shares available under the 2005 Plan and to outstanding awards. If an outstanding award expires or ceases to be exercisable, the shares that were subject to the award will continue to be available under the 2005 Plan.

During any single calendar year, no participant will be eligible to be granted awards exceeding 10% of the limit on shares under the 2005 Plan. From March, 2005 to the date on which the 2005 Plan terminates, no participant will be eligible to be granted awards exceeding 20% of the limit on shares.

Term of 2005 Plan

The 2005 Plan was effective as of March 31, 2005. The 2005 Plan will terminate on March 31, 2015, unless terminated earlier by the Board. Termination of the 2005 Plan will not affect grants made prior to termination.

Eligibility

All full-time and part-time employees are eligible to receive any award under the 2005 Plan. Directors and consultants of the Company and its subsidiaries, who are not employees, are eligible to receive any award, other than incentive stock options, under the 2005 Plan.

Securities Issuable Under the 2005 Plan

Stock Options

The exercise price for an option granted under the 2005 Plan must not be less than 100% of the fair market value of the shares subject to the option at the date of grant. No option will be repriced. The term of each option may not be more than ten years from the date of grant. An option is fully vested unless otherwise provided by the 2005 Plan administrator in the option agreement. A participant may pay the exercise price and withholding taxes in cash or, upon approval of the 2005 Plan administrator, in common stock of the Company or another form of legal consideration. No incentive stock option may be granted to an employee who, at the time the incentive stock option is granted, owns stock (as determined in accordance with the Internal Revenue Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary, unless the option price of such incentive stock option is at least 110% of the fair market value of the stock subject to the incentive stock option and the incentive stock option by its terms is not exercisable more than five years from the date it is granted.

Stock Appreciation Rights

A stock appreciate right, or SAR, is exercisable for the receipt of a number of shares of common stock having a fair market value equal to (1) the fair market value on the date of exercise of the number of shares as to which the SAR has been exercised over (2) the aggregate exercise price of the SAR for such number of shares. The exercise price for each SAR will be no less than the fair market value of the common stock at the time the SAR is granted. No SAR will be repriced. The term of any SAR may not exceed ten years from the date of grant. SARs will be fully vested unless otherwise determined by the 2005 Plan administrator and stated in a stock appreciation rights agreement.

Restricted Stock and Restricted Stock Units

Restricted stock may be granted to a participant without the payment of a purchase price. If a grant of restricted stock requires the payment of a purchase price, the purchase price of the restricted stock may not be repriced. If restricted stock has a purchase price, a participant must pay the purchase price in cash or, upon approval of the 2005 Plan administrator, in common stock or another form of legal consideration. If a participant fails to satisfy any applicable restriction (including vesting requirements) on the restricted stock, the restricted stock will be forfeited to the Company in return for no consideration or such consideration as specified in the applicable award agreement. Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes. The participant will have the right to vote the restricted stock, to receive and retain all regular cash dividends and such other distributions as the Board may, in its discretion, pay on the common stock, and to exercise all other rights, powers and privileges of a holder of common stock.

A restricted stock unit represents an obligation of the Company to deliver a specific number of shares of common stock to the participant on a specified date. Any award of restricted stock or an RSU will be fully vested or will vest in accordance with a vesting schedule provided in the agreement for that award as determined by the 2005 Plan administrator.

Valuation

For purposes of the 2005 Plan, the fair market value of common stock means the average of the closing sales prices for the common stock on its trading market for the five preceding trading days as reported in The Wall Street Journal or another publication or source for market prices selected by the Board. If there has not been trading of the common stock on a specific day, then a trading day is the next preceding day on which there was such trading. If closing sales prices are not available for the trading market, the average of the closing bid and asked prices are used. If none of these alternatives are available, the 2005 Plan administrator will determine the fair market value by applying any reasonable valuation method.

Change in Control

If a change in control event occurs, then the vesting of all awards held by participants in continuous service at the time will be accelerated in full. In anticipation of a change in control event, the 2005 Plan administrator may require that all unexercised awards be exercised upon the change in control event or within a specified number of days of the change in control. The 2005 Plan administrator may in its discretion also accelerate the vesting of any outstanding award in connection with any proposed or completed change in control event, and prior to a change in control event the 2005 Plan administrator may in its discretion terminate all unexercised awards (after acceleration of vesting) in exchange for consideration similar to that received by shareholders of common stock of the Company in the change of control event less the exercise price of the award. Alternatively, if a change in control event occurs, any surviving corporation or acquiring corporation may assume any outstanding award under the 2005 Plan or may substitute similar stock awards.

Termination of Continuous Service

Any vesting of an award ceases upon termination of a participant’s service with the Company. A stock option or SAR will terminate and may not be exercised after three months after a participant’s service with the Company ceases for any reason other than cause, disability or death. If a participant ceases service with the Company for cause or if the participant breaches any covenant not to compete or non-disclosure agreement, an unexercised stock option or SAR shall terminate immediately. If a participant ceases their service with the Company due to death or disability, an outstanding stock option or SAR will be exercisable for one year after that time but not later than the expiration date of the award. The 2005 Plan administrator may in its discretion extend the dates for termination of awards as stated in this paragraph.

If a participant terminates service with the Company for any reason, any unvested restricted stock or unvested RSUs held by the participant as of the date of termination of service will be forfeited to the Company unless otherwise provided in an applicable award agreement.

Amendment of 2005 Plan

The Board may at any time and from time to time alter, amend, suspend or terminate the 2005 Plan or any part thereof as it may deem proper, except that no such action can diminish or impair the rights under an award previously granted. However, approval of the shareholders shall be required to increase the total number of shares issuable under the 2005 Plan, to reduce the exercise price for any option, SAR or RSU or the purchase price for any restricted stock below a level required by the 2005 Plan or to modify materially requirements for eligibility under the 2005 Plan. The 2005 Plan administrator may modify, extend or renew outstanding awards except that this action must not diminish or impair the rights of a previously granted award without the consent of the participant.

Federal Income Tax Consequences

The rules governing the tax treatment of stock awards granted under the 2005 Plan depend largely on the surrounding facts and circumstances. Generally, under current federal income tax laws, a participant will recognize income, and the Company will be entitled to a deduction as follows:

Stock Options

If an employee does not dispose of the shares acquired pursuant to the exercise of an incentive stock option within one year after the transfer of the shares to the participant and within two years from the grant of the option, the employee will not realize taxable income as a result of the grant or exercise of the option (except for purposes of the alternative minimum tax upon the exercise of the option), and any gain or loss that is subsequently realized may be treated as a long term capital gain or loss, depending on the circumstances. The Company will not be able to deduct any amount for the grant of the incentive stock option or the transfer of shares upon exercise. If the employee disposes of the stock prior to one year after the transfer of the shares (or two years prior to the option grant date), the participant will realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price or (b) the gain recognized on such disposition. Upon the exercise of a nonqualified stock option, the participant will generally realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be able to deduct an amount equal to the ordinary income realized by the participant.

Restricted Stock

A participant who receives an award of restricted stock will realize ordinary income (on a per share basis) at the time any restrictions lapse equal to the difference between the fair market value of the common stock at the time such restrictions lapse and the amount (if any) paid for the stock. Alternatively, under Section 83 of the Internal Revenue Code, the participant may elect to accelerate the tax event and realize ordinary income (on a per share basis) equal to the difference between the purchase price (if any) of the common stock and the fair market value of the common stock on the date of grant upon the receipt of an award of restricted stock. When the participant recognizes ordinary income, the Company will be able to deduct an amount equal to the ordinary income recognized by the participant.

Restricted Stock Units

A participant who is granted an RSU will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the fair market value of any shares transferred to the participant upon the vesting of such award. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, so long as the amount constitutes reasonable compensation.

Stock Appreciation Rights

Upon the exercise of any SAR, the value of any stock received will constitute ordinary income to the participant equal to the fair market value of the shares transferred to a participant upon the exercise. The Company will ordinarily be entitled to a deduction in the same amount and at the same time, so long as the amount constitutes reasonable compensation.

Section 409A

Section 409A, a section added to the Code in 2004, can affect the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. The Company intends to operate the 2005 Plan so that all grants under the 2005 Plan are exempt from Section 409A.

Amendment Benefits

As of the date of this Proxy Statement, no executive officer, employee, director or consultant has been granted any award based upon the proposed amendment to the 2005 Plan. The benefits to be received by the eligible participants pursuant to the proposed amendment to the 2005 Plan are not determinable at this time.

Other Equity Compensation Plan Information

The following table provides, as of December 31, 2010, information regarding the Company’s equity compensation plans. The Company also has an Employee Stock Ownership Plan which invests only in common stock of the Company, but which is not included in the table below.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,933,550	$0.39	100,350
Equity compensation plans not approved by security holders	__	__	__
Total	1,933,550	$0.39	100,350

Vote required and Recommendation

The approval of the amendment to the 2005 Plan requires a majority of shares present and voting at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2005 PLAN.

CERTAIN TRANSACTIONS

The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the SEC reports regarding changes in their beneficial ownership of shares in the Company. To the Company’s knowledge, based solely upon review of Forms 3, 4 and 5, and amendments thereto furnished to the Company, there was full compliance with all Section 16(a) filing requirements applicable to those persons for reports filed in 2010.

COMPANY ACCOUNTANTS

General

Ehrhardt Keefe Steiner & Hottman PC, an independent registered public accounting firm, served as the Company’s independent auditors for the fiscal year ended December 31, 2010 and has been selected by the Audit Committee of the Board as the Company’s independent auditors for the fiscal year ending December 31, 2011. Ehrhardt Keefe Steiner & Hottman PC has been the Company’s independent auditors since June 2003. A representative of Ehrhardt Keefe Steiner & Hottman PC is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if the representative so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

REPORT OF AUDIT COMMITTEE

March 16, 2011

To the Board of Scott’s Liquid Gold-Inc.:

We have reviewed and discussed with management the Company’s audited financial statements. We have discussed with Ehrhardt Keefe Steiner & Hottman PC, its independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditors’ Communication with Those Charged with Governance. as adopted in a rule of the Public Company Accounting Oversight Board (“PCAOB”). We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and filed with the SEC.

The Audit Committee is composed of the three directors named below, all of whom are independent directors as defined in Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

The Board has adopted a written charter for the Audit Committee.

Submitted by the members of the Audit Committee of the Board.

Gerald J. Laber, Chairman

Carl A. Bellini

Dennis H. Field

The preceding information under the caption “Report of Audit Committee” shall be deemed to be “furnished” but not “filed” with the SEC.

Disclosure of Auditor Fees

The following is a description of the fees billed to the Company by its independent auditor (Ehrhardt Keefe Steiner & Hottman PC) for each of the years ended December 31, 2010 and 2009.

Audit and Non-Audit Fees	2010	2009
Audit fees	$60,693	$60,184
Audit-related fees	1,185	1,185
Tax fees	2,523	2,500
All other fees	—	—

Total	$64,401	$63,869

Audit fees are for the audit of the Company’s annual financial statements and the review of the Company’s Annual Report on Form 10-K and the quarterly reviews of the financial statements included in the quarterly reports on form 10-Q. Audit-related fees include required review of certain filings with the SEC, issuance of consents, review of correspondence between the Company and the SEC and services concerning internal controls and transactions. Tax fees primarily include tax compliance, tax advice, including the review of, and assistance in the preparation of, federal and state tax returns.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent public accountants. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited pre-approval authority to its chairperson. The chairperson is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before December 24, 2011. Also, persons named in the proxy solicited by the Board of the Company for its year 2011 annual meeting of shareholders may exercise discretionary authority on any proposal presented by a shareholder of the Company at that meeting if the Company has not received notice of the proposal by February 24, 2011.

2010 ANNUAL REPORT ON FORM 10-K

Shareholders who wish to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 in the form filed with the SEC should address a written request to Corporate Secretary, Scott’s Liquid Gold-Inc., 4880 Havana Street, Denver, Colorado 80239.

SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of pocket expenses incurred by them in so doing.

OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board.

/s/ Jeffrey R. Hinkle
Jeffrey R. Hinkle Corporate Secretary

Denver, Colorado

April 20, 2011

APPENDIX A

Form of Amendment to 2005 Stock Incentive Plan

1.        Recitals. Pursuant to corporate resolution and subject to shareholder approval, Scott’s Liquid Gold-Inc. wishes to amend the Scott’s Liquid Gold-Inc. 2005 Stock Incentive Plan (the “Plan”) by increasing by 1,500,000 the number of shares available under the Plan from 1,500,000 shares to 3,000,000 shares.

2.        Amendment of Plan. The following amendment to the Plan is adopted, effective as provided in Paragraph 3 below:

The Plan is hereby amended to revise the first sentence of Section 4.1 of the Plan to read in its entirety as follows:

4.1	Plan Limit. Subject to the provisions of Section 4.4, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed 3,000,000 shares, less the number of shares issued after May 6, 2008 as a result of the exercise of stock options under the 1997 Stock Option Plan and the 1998 Stock Option Plan of the Company.

3.        Effective Date. The Effective Date of this Amendment shall be the date on which the shareholders approve this amendment.

4.        Terms and Conditions of Plan. Except for the amendment in paragraph 2, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

5.        Execution. Scott’s Liquid Gold-Inc. has executed this Amendment as of the date set forth below.

SCOTT’S LIQUID GOLD-INC. COMPANY

By:

APPENDIX B

COMPENSATION COMMITTEE CHARTER

SCOTT’S LIQUID GOLD-INC.

COMPENSATION COMMITTEE RESOLUTION

April 2011

RESOLVED, that the members of the Compensation Committee shall consist of at least two or more outside Directors of the Company as determined by the Board of Directors from time to time;

RESOLVED, that the Compensation Committee of the Board of Directors shall have the following authority and responsibilities:

1. To review the development of an executive compensation philosophy for the Company; and to obtain all relevant data and information to perform its functions, including the retention of outside consultants at the Company’s expense, if necessary;

2. To review all executive compensation proposals, including recommendations as to salaries, bonuses, determinations of stock grants under various stock plans and other executive benefits and perquisites;

3. To review the duties and responsibilities of the executive officers over time; and to recommend adjustments to compensation of executive officers up or down as appropriate;

4. To review the appropriate mix of variable versus fixed compensation for the Company’s executives and to make recommendations on this issue, as appropriate; and

5. To review the Company’s bonus and other long-term incentive plans and to determine if procedures followed historically are the most effective.

Form of Proxy

SCOTT’S LIQUID GOLD-INC. 4880 HAVANA ST.

DENVER, CO 8023 ATTN: SHELLEY KENNISON

1

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1

NAME

THE COMPANY NAME INC.—COMMON THE COMPANY NAME INC.—CLASS A THE COMPANY NAME INC.—CLASS B THE COMPANY NAME INC.—CLASS C THE COMPANY NAME INC.—CLASS D THE COMPANY NAME INC.—CLASS E THE COMPANY NAME INC.—CLASS F THE COMPANY NAME INC.—401 K

x

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # 000000000000

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

For Withhold For All

To withhold authority to vote for any

All

All

Except

individual nominee(s), mark “For All

Except” and write the number(s) of the

The Board of Directors recommends you vote

nominee(s) on

the line below.

02

FOR the following:

0

0

0

1. Election of Directors

Nominees

01 Mark E. Goldstein 02 Jeffrey R. Hinkle 03 Carl A. Bellini 04 Dennis H. Field 05 Jeffry B. Johnson

06 Gerald J. Laber 0000000000

The Board of Directors recommends you vote FOR the following proposal:

For

Against

Abstain

2. To increase the number of shares of common stock available under the Company’s 2005 Stock Incentive Plan from 1,500,000 to

0

0

0 3,000,000 shares.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1 Investor Address Line 2 R1.0.0.11699

Investor Address Line

3

Investor Address Line

4

Investor Address Line

5

1 Please sign exactly as your name(s) appear(s) hereon. When signing as

_

John Sample

attorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders must

1234 ANYWHERE

STREET

sign. If a corporation or partnership, please sign in full corporate or

ANY CITY, ON

A1A 1A1

partnership name, by authorized officer.

0000106163

SHARES

CUSIP #

JOB #

SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

0000106163_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/

are available at www.proxyvote.com .

SCOTT’S LIQUID GOLD-INC.

Annual Meeting of Shareholders

May 18, 2011 9:00 AM

This proxy is solicited by the Board of Directors

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2011, at 9:00 A.M. Mountain Time, or any

adjournment thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1 and Item 2.

By signing the proxy, you revoke all prior proxies and appoint Mark E. Goldstein, and Jeffrey R. Hinkle and each of them acting in the absence of the others, with full power of substitution, as your proxies to vote all your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments

Continued and to be signed on reverse side